Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

March 13, 2017

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by Westlake Chemical Corporation, a Delaware corporation (the “Company”), and its wholly owned subsidiaries — Geismar Holdings, Inc., a Delaware corporation, GVGP, Inc., a Delaware corporation, Westlake Chemical Investments, Inc., a Delaware corporation, Westlake Geismar Power Company LLC, a Delaware limited liability company, Westlake Longview Corporation, a Delaware corporation, Westlake Management Services, Inc., a Delaware corporation, Westlake NG I Corporation, a Delaware corporation, Westlake Olefins Corporation, a Delaware corporation, Westlake Pipeline Investments LLC, a Delaware limited liability company, Westlake Polymers LLC, a Delaware limited liability company, Westlake PVC Corporation, a Delaware corporation, Westlake Resources Corporation, a Delaware corporation, Westlake Styrene LLC, a Delaware limited liability company, Westlake Supply and Trading Company, a Delaware corporation, Westlake Vinyl Corporation, a Delaware corporation, Westlake Vinyls Company LP, a Delaware limited partnership, Westlake Vinyls, Inc., a Delaware corporation, WPT LLC, a Delaware limited liability company, Westlake Petrochemicals LLC, a Delaware limited liability company, Westech Building Products (Evansville) LLC, a Delaware limited liability company, North American Specialty Products LLC, a Delaware limited liability company, Lagoon LLC, a Delaware limited liability company, Axiall Corporation, a Delaware corporation, Axiall Holdco, Inc., a Delaware corporation, Axiall Noteco, Inc., a Delaware corporation, Axiall Ohio, Inc., a Delaware corporation, Axiall, LLC, a Delaware limited liability company, Eagle Holdco 3 LLC, a Delaware limited liability company, Eagle Natrium LLC, a Delaware limited liability company, Eagle Pipeline, Inc., a Louisiana corporation, Eagle Spinco Inc., a Delaware corporation, Eagle US 2 LLC, a Delaware limited liability company, Georgia Gulf Lake Charles, LLC, a Delaware limited liability company, PHH Monomers, LLC, a Louisiana limited liability company, Plastic Trends, Inc., a Michigan corporation, Rome Delaware Corporation, a Delaware corporation, Royals Building Products (USA) Inc., a Delaware corporation, and Royal Plastics Group (U.S.A.) Limited, a Delaware corporation (collectively, the “Subsidiary Guarantors”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of the offering and issuance of (i) up to $624,793,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2021 (the “2021 Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 4.625% Senior Notes due 2021 (the “Outstanding 2021 Notes”), (ii) up to $433,793,000 aggregate principal amount of the Company’s 4.875% Senior Notes due 2023 (the “2023 Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 4.875% Senior Notes due

March 13, 2017

2023 (the “Outstanding 2023 Notes”), (iii) up to $750,000,000 aggregate principal amount of the Company’s 3.600% Senior Notes due 2026 (the “2026 Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 3.600% Senior Notes due 2026 (the “Outstanding 2026 Notes”), (iv) up to $700,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2046 (the “2046 Exchange Notes” and, together with the 2021 Exchange Notes, the 2023 Exchange Notes and the 2026 Exchange Notes, the “Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 5.000% Senior Notes due 2046 (the “Outstanding 2046 Notes” and, together with the Outstanding 2021 Notes, the Outstanding 2023 Notes and the Outstanding 2026 Notes, the “Outstanding Notes” and, the exchange by the Company of the Exchange Notes for the Outstanding Notes, the “Exchange Offer”), and (v) the guarantees (the “Guarantees”) of the Subsidiary Guarantors of the Company’s obligations under the Exchange Notes, certain legal matters in connection with the Exchange Notes and the Guarantees are being passed upon for you by us. The 2021 Exchange Notes and the 2023 Exchange Notes and the related Guarantees are to be issued under an Indenture, dated as of January 1, 2006 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture thereto, dated as of September 7, 2016 (the “Ninth Supplemental Indenture”), and the Supplemental Indenture, dated as of October 25, 2016 (the “October Supplemental Indenture”). The 2026 Exchange Notes and the 2046 Exchange Notes and the related Guarantees are to be issued under the Base Indenture, as supplemented by the Eighth Supplemental Indenture thereto, dated as of August 10, 2016 (the “Eighth Supplemental Indenture” together with the Ninth Supplemental Indenture and the October Supplemental Indenture, the “Supplemental Indentures” and the Supplemental Indentures, together with the Base Indenture, the “Indenture”), and the October Supplemental Indenture.

In our capacity as your counsel in connection with the matters referred to above, we have examined originals, or copies certified or otherwise identified, of the Registration Statement, the Base Indenture, the Supplemental Indentures, certificates of public officials and of representatives of the Company and the Subsidiary Guarantors, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving the opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon the certificates, statements and other representations of officers and other representatives of the Company and the Subsidiary Guarantors and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby. In giving the opinions below, we have assumed, without independent investigation, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as copies are true and correct copies of the originals of such documents and such original copies are authentic and complete. In giving the opinions below, we also have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the

March 13, 2017

Exchange Notes and the Guarantees will have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for Outstanding Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement, (iv) each of the Trustee and the Subsidiary Guarantors (other than the Subsidiary Guarantors listed on Schedule 1 hereto (the “Opinion Guarantors”)) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture, the Exchange Notes and the Guarantees and that the Trustee has complied with all applicable laws and regulations, including all legal requirements pertaining to its status as such status relates to its rights to enforce the Indenture, the Exchange Notes and the Guarantees against the Company and the Subsidiary Guarantors and (v) each of the Trustee and the Subsidiary Guarantors (other than the Opinion Guarantors) is validly existing and in good standing in all necessary jurisdictions.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Exchange Notes will, when they have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and issued in exchange for the Outstanding Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

2.	The Guarantees will, upon the issuance of the Exchange Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement, constitute legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against each Subsidiary Guarantor in accordance with their terms, except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Louisiana Business Corporation Law, the Louisiana Limited Liability Company Act, the Michigan Business Corporation Act, and the applicable federal laws of the United States, each as in effect on the date hereof.

March 13, 2017

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (i) the laws of the State of Louisiana, we have relied upon the opinion of Scofield, Gerard, Pohorelsky, Gallaugher & Landry, LLC and (ii) the laws of the State of Michigan, we have relied upon the opinion of Dykema Gossett PLLC, each dated as of the date hereof, and our opinions are subject to the qualifications, assumptions and exceptions set forth therein.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

TST/TJW/NAT/SHJ

March 13, 2017

Schedule 1

Exact Name of Opinion Guarantor	State of other jurisdiction of incorporation or organization
Geismar Holdings, Inc.	Delaware
GVGP, Inc.	Delaware
Westlake Chemical Investments, Inc.	Delaware
Westlake Geismar Power Company LLC	Delaware
Westlake Longview Corporation	Delaware
Westlake Management Services, Inc.	Delaware
Westlake NG I Corporation	Delaware
Westlake Olefins Corporation	Delaware
Westlake Pipeline Investments LLC	Delaware
Westlake Polymers LLC	Delaware
Westlake PVC Corporation	Delaware
Westlake Resources Corporation	Delaware
Westlake Styrene LLC	Delaware
Westlake Supply and Trading Company	Delaware
Westlake Vinyl Corporation	Delaware
Westlake Vinyls Company LP	Delaware
Westlake Vinyls, Inc.	Delaware
WPT LLC	Delaware
Westlake Petrochemicals LLC	Delaware
Westech Building Products (Evansville) LLC	Delaware
North American Specialty Products LLC	Delaware
Lagoon LLC	Delaware
Axiall Corporation	Delaware
Axiall Holdco, Inc.	Delaware
Axiall Noteco, Inc.	Delaware
Axiall Ohio, Inc.	Delaware
Axiall, LLC	Delaware
Eagle Holdco 3 LLC	Delaware
Eagle Natrium LLC	Delaware
Eagle Spinco Inc.	Delaware
Eagle US 2 LLC	Delaware
Georgia Gulf Lake Charles, LLC	Delaware
Rome Delaware Corporation	Delaware
Royals Building Products (USA) Inc.	Delaware
Royal Plastics Group (U.S.A.) Limited	Delaware